SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Certain statements contained in this filing, including without limitation, those containing the words “believes,” “intends,” “expects,” “anticipates” and words of similar import, may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this presentation. Readers should carefully review the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and in other reports or documents the Company files from time to time with the Securities and Exchange Commission, including, without limitation, under such headings as “Risk Factors” and “Certain Factors Affecting Results of Operations” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2006 and in the Company’s Quarterly Reports on Form 10-Q and in other reports or documents the Company files from time to time with the Securities and Exchange Commission. Other risks include those associated with the closing of the Deephaven Event Funds (as defined below).

This information should also be analyzed in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K and in other reports or documents the Company files from time to time with the Securities and Exchange Commission.

On January 31, 2008, the Company’s asset management subsidiary, Deephaven Capital Management LLC (“Deephaven”), announced that it has concluded that it is in the best interests of investors in the Deephaven Event Fund LLC and the Deephaven Event Fund Ltd. (collectively, the “Event Funds”) that the Event Funds return investors’ capital. As of January 1, 2008, Deephaven managed approximately $4 billion in assets, of which approximately $780 million was invested in the Event Funds.

The decision to return investors’ capital in the Event Funds occurred after a review by Deephaven of the Event Funds and the Event Funds’ viability given the current macro-economic environment, performance over the past nine months, declining investor interest in event-driven investment strategies and significant levels of redemption requests in the Event Funds. Substantive changes in macro-economic circumstances in the U.S. have resulted in a reduction in the types of opportunities that Deephaven would ordinarily pursue as components of the Event Funds’ core event-driven strategy and the conclusion that the Event Funds’ core investment strategy is unlikely to produce the type of investment results Deephaven and its investors might expect over the short and intermediate term. As a result, redemptions in the Event Funds have been suspended with immediate effect, and Deephaven will begin an orderly process to reduce trading positions to cash and return investors’ capital as promptly as reasonably practicable. Beginning February 1, 2008, and through the period of time Deephaven is returning investors’ capital, no management or incentive fee will be charged to investors in the Event Funds.

During the distribution process, Colin Smith, Deephaven’s Chief Executive Officer and Chief Investment Officer, will be supervising the reduction of the Event Funds positions to cash. In addition, Deephaven and Andrew Greenberg, the current portfolio manager of the Event Funds, have each agreed that Greenberg will leave the firm. Also, effective immediately, Tony Chedraoui will, in addition to continuing as the portfolio manager for Deephaven’s European Event portfolios, take on the additional responsibility of leading the Deephaven global event-driven team and managing its portion of the Deephaven Global Multi-Strategy Fund.

Based on the current aggregate assets under management in the Event Funds and the historical returns of the Event Funds over the last twelve months, the Company believes that the loss of income resulting from the closing of the Deephaven Event Funds will not have a material adverse effect on the Company’s business, financial condition and operating results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated January 31, 2008

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary